EXHIBIT 10(b)

Aircraft Chattel Mortgage, Security Agreement, and Assignment of Rents

AIRCRAFT CHATTEL MORTGAGE, SECURITY AGREEMENT, AND ASSIGNMENT OF RENTS, dated as of June 29, 2001 (as amended, modified, or supplemented from time to time, including, without limitation, by the execution and delivery of Supplements (as defined herein), this "Agreement"), by ABX AIR, INC., a Delaware corporation (together with its successors and assigns, the "Debtor"), and WACHOVIA BANK, N.A., a national banking association, as collateral agent (herein, together with its successors and assigns in such capacity, the "Collateral Agent"), on behalf of the Secured Creditors (as defined below):

PRELIMINARY STATEMENTS:

(1) Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined. Certain terms used herein are defined in Section 1 hereof.

(2) This Agreement is one of the "Collateral Documents" described in, and is made pursuant to, that certain Amended and Restated Credit Agreement dated as of June 29, 2001, by and among Airborne Express, Inc., a Delaware corporation ("Express") and formerly known as Airborne Freight Corporation, a Delaware corporation ("AFC"), ABX Air, Inc., a Delaware corporation ("ABX" and Express, each, a "Borrower" and together, jointly and severally, the "Borrowers"), the financial institutions named as lenders therein (together with their respective successors and assigns, the "Lenders" and, each individually, a "Lender"), and Wachovia Bank, N.A., a national banking association ("Wachovia"), as the Administrative Agent for the Lenders under the agreement and in its capacity as collateral agent, which agreement amends and restates that certain Credit Agreement dated as of July 27, 2000, by and among AFC, the Lenders, and Wachovia as Administrative Agent, as amended by that certain First Amendment to Credit Agreement dated as of April 20, 2001, by and among Airborne, Inc., a Delaware corporation ("Airborne"), the Lenders, and Wachovia as Administrative Agent, as further amended by that certain Second Amendment to Credit Agreement dated as of May 31, 2001, by and among Airborne, the Lenders, and Wachovia as Administrative Agent (collectively, together with any and all concurrent or subsequent exhibits, schedules, extensions, supplements, amendments or modifications thereto, the "Credit Agreement"). Pursuant to a Joinder Agreement dated as of December 26, 2000, Airborne assumed AFC's obligations as "Borrower" under the Credit Agreement, and AFC was released from its obligations as "Borrower" under the Credit Agreement.

(3) The Credit Agreement provides for, among other things, loans or advances, the issuance of letters of credit, and other extensions of credit to or for the benefit of the Borrowers of up to $275,000,000, with such loans or advances being evidenced by promissory notes (the "Facility Notes").

(4) AFC entered into an Indenture dated as of December 15, 1992, as supplemented by that certain First Supplemental Indenture dated as of September 15, 1995, relating to Express' 7.35% Notes, as further supplemented by that certain Second Supplemental Indenture Relating to AFC's 8-7/8% Notes Due 2002 dated February 12, 1997, and as further supplemented by that certain Third Supplemental Indenture dated as of the Closing Date (herein, as amended or otherwise modified, restated, supplemented or replaced from time to time, the "Indenture"), pursuant to which Express, formerly known as AFC, (i) may issue and sell its debentures, notes, or other evidences of indebtedness and (ii) has, prior to the date hereof, issued and sold to certain purchasers (the "Noteholders," such term to include their successors and assigns) (A) $100,000,000 aggregate original principal amount of its "7.35% Notes due 2005," (the "1995 Notes") and (B) $100,000,000 aggregate original principal amount of its "8-7/8% Notes Due December 15, 2002" (the "1992 Notes," and together with the 1995 Notes, the "Indenture Debt," such term to include all debentures, notes, or other evidences of indebtedness issued pursuant to the Indenture in addition to, issued in exchange for, or issued in replacement of any Indenture Debt existing on the date hereof). Express, in its capacity as issuer of the Indenture Debt, together with its successors and assigns, shall be referred to herein as the "Indenture Debt Issuer."

(5) Subject to certain exceptions which are not applicable hereto, Section 1008 of the Indenture prohibits the Debtor from creating any security interests in certain of the Debtor's property unless the Indenture Debt is equally and ratably secured by such security interest.

(6) This Agreement is made in favor of the Collateral Agent for the benefit of the Lenders and the Noteholders (collectively the "Secured Creditors") to equally and ratably secure the Secured Obligations (as defined herein).

(7) It is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that the Debtor shall have executed and delivered to the Collateral Agent this Agreement.

(8) The Debtor desires to execute this Agreement to satisfy the conditions described in the preceding paragraphs (5) and (7).

1.                  DEFINITIONS

As used in this Agreement, the following terms shall have the following definitions:

"Act" shall mean the Federal Aviation Act of 1958, as amended from time to time.

"Aggregate Principal Obligations" shall mean the sum of (a) the Indenture Principal Obligations, plus (b) the Facility Principal Obligations.

"Agreement" shall mean this Aircraft Chattel Mortgage, Security Agreement, and Assignment of Rents, any concurrent or subsequent exhibits or schedules to this Aircraft Chattel Mortgage, Security Agreement, and Assignment of Rents, and any extensions, supplements, amendments or modifications to this Aircraft Chattel Mortgage, Security Agreement, and Assignment of Rents, and/or to any such exhibits or schedules, including, without limitation, any and all Supplements executed and delivered from time to time as provided herein.

"Airframe" shall mean each of those certain airframes identified on Schedule I hereto, and each of those airframes identified on Schedule I to any Supplement, together with any and all Parts from time to time incorporated or installed in or attached to any of such Airframes or required to be subject to the lien of this Agreement, and all improvements, additions, and appurtenances thereto, substitutions thereof and replacements thereto, whether now or hereafter attached thereto or installed thereon.

"Avoided Payment" shall have the meaning given such term in Section 4.7(c).

"Borrower" and "Borrowers" shall have the meanings provided in the Preliminary Statements of this Agreement.

"Collateral" shall have the meaning provided in Section 2.1.

"Collateral Agent" shall mean the Administrative Agent under the Credit Agreement, or its designee(s), in its capacity as collateral agent hereunder.

"Collateral Agent Expenses" shall mean (a) all costs or expenses which Debtor is required to pay or cause to be paid under this Agreement or any other Collateral Document and which are paid or advanced by the Collateral Agent pursuant to the provisions of the Collateral Documents; (b) all taxes and insurance premiums of every nature and kind which Debtor is required to pay or cause to be paid under this Agreement or any other Collateral Document and which are paid or advanced by the Collateral Agent pursuant to the provisions of any Collateral Document; (c) all filing, recording, publication and search fees paid or incurred by the Collateral Agent in connection with the transactions contemplated by this Agreement or the other Collateral Documents; (d) all costs and expenses paid or incurred by the Collateral Agent (with or without suit), to correct any default or enforce any provisions of any Collateral Document or in gaining possession of, maintaining, handling, preserving, storing, refurbishing, appraising, selling, preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; (e) all costs and expenses of suit paid or incurred by the Collateral Agent in enforcing or defending this Agreement or any other Collateral Document; and (f) attorneys' fees and expenses paid or incurred by the Collateral Agent in advising, structuring, drafting, reviewing, amending, terminating, enforcing, defending or concerning this Agreement or any other Collateral Document, whether or not suit is brought, and including any action brought in any Insolvency Proceeding.

"Collateral Documents" shall have the meaning given such term in the Credit Agreement.

"Credit Agreement" shall have the meaning provided in the Preliminary Statements of this Agreement.

"Debtor" has the meaning given in such term in the first paragraph of this Agreement.

"Designated Location" shall mean each of the parcels of real property listed on Schedule II, attached hereto and made a part hereof, and any additional parcels of real property described from time to time on any schedules to any Supplement.

"Distributable Amount" shall have the meaning given such term in Section 4.7(b).

"Engine" or "Engines" shall mean each aircraft engine described in Schedule I hereto, and each of those engines identified from time to time on Schedule I to any Supplement, (or, if any such engine shall be replaced pursuant to this Agreement, then such replacement aircraft engine) (each of which engines has 750 or more rated takeoff horsepower or the equivalent thereof), together with any and all Parts so long as the same shall be either incorporated or installed in or attached to such aircraft engine or required to be subject to the Lien of this Agreement as provided herein, and all improvements, appurtenances and additions thereto, substitutions thereof and replacements thereto, whether now or hereafter attached thereto or installed thereon. Each such engine shall constitute an "Engine" for all purposes hereof whether or not from time to time installed on an Airframe or on any other airframe or located on the ground.

"Event of Default," as used in this Agreement, unless otherwise stated, shall have the same meaning given such term in Section 4.1.

"FAA" shall mean the United States Federal Aviation Administration, or any successor or replacement administration or governmental agency having the same or similar authority and responsibilities.

"Facility Notes" has the meaning given such term in the Preliminary Statements.

"Facility Obligations" shall mean all "Obligations" as such term is defined in the Credit Agreement.

"Facility Principal Obligations" shall mean, at any time, the sum of (a) aggregate outstanding principal amount of all Loans under the Credit Agreement, plus (b) the outstanding principal amount of all Reimbursement Obligations under the Credit Agreement, plus (c) the Outstanding Letter of Credit Exposure, plus (d) the principal amount of all other loans or advances which constitute a portion of the Facility Obligations.

"Geneva Convention" shall mean the Convention on the International Recognition of Rights in Aircraft made at Geneva, Switzerland on June 19, 1948, (effective 17 September 1953), together with the necessary enacting rules and regulations promulgated by any particular signatory country.

"Indenture" shall have the meaning given such term in the Preliminary Statements of this Agreement.

"Indenture Debt" shall have the meaning provided in the Preliminary Statements of this Agreement.

"Indenture Debt Issuer" shall the meaning given such term in the Preliminary Statements of this Agreement.

"Indenture Documents" shall mean the Indenture, all documents or instruments evidencing the Indenture Debt and all other documents now or hereafter executed and delivered by the Indenture Debt Issuer, either of the Borrowers, or Debtor for the benefit of the Trustee or Noteholders.

"Indenture Principal Obligations" shall mean, at any time, the outstanding principal amount of all debentures, notes, or other evidences of indebtedness issued under or pursuant to the Indenture Documents.

"Information Disclosure Certificate" shall mean that certain Information Disclosure Certificate delivered by or on behalf of the Debtor pursuant to the Credit Agreement.

"Insolvency Proceeding" shall mean any proceeding commenced by or against any person or entity, under any provision of the federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including, but not limited to, assignments for the benefit of creditors, formal or informal moratoriums, compositions or extensions with some or all creditors.

"Judicial Officer or Assignee" shall mean any trustee, receiver, controller, custodian, assignee for the benefit of creditors or any other person or entity having powers or duties like or similar to the powers and duties of a trustee, receiver, controller, custodian or assignee for the benefit of creditors.

"Lender" and "Lenders" shall have the meaning provided in the Preliminary Statements of this Agreement.

"Lenders' Percentage" shall mean, with respect to a given amount, the portion of such amount determined by the ratio by which the Facility Principal Obligations bear to the Aggregate Principal Obligations.

"Letter of Credit Reserve Account" shall have the meaning given such term in Section 4.7(b).

"Noteholder" shall have the meaning provided in the Preliminary Statements of this Agreement.

"Noteholders' Percentage" shall mean, with respect to a given amount, the portion of such amount determined by the ratio by which the Indenture Principal Obligations bear to the Aggregate Principal Obligations.

"Outstanding Letters of Credit Exposure" shall mean at any time the undrawn face amount of all outstanding Letters of Credit then issued and outstanding under the Credit Agreement (assuming compliance with all requirements for drawing).

"Parts" shall mean all appliances, avionics (including, without limitation, radio, radar, navigation systems, or other electronic equipment), parts, components, instruments, appurtenances, attachments, accessories, furnishings and other equipment of whatever nature (including, without limitation, any Engine, engine, airframe, Propeller, or propeller) and any replacements of the foregoing, which may from time to time be incorporated or installed in or attached to an Airframe, airframe, Engine, engine, Propeller, or propeller or located on the ground (and includes, without limitation, the terms "Spare Parts" and "Appliances" as defined in 49 U.S.C. Sec. 40102(a)).

"Proceeds" shall have the meaning assigned that term under the UCC or under other relevant law and, in any event, shall include, but not be limited to (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or the Debtor from time to time with respect to any of the Collateral; (ii) any and all payments (in any form whatsoever) made or due and payable to the Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority); (iii) any and all accounts, general intangibles, contract rights, inventory, equipment, money, drafts, instruments, deposit accounts, or other tangible and intangible property of Debtor resulting from the sale (authorized or unauthorized) or other disposition of the Collateral, including, without limitation, the net earnings of any lease or other agreement relative to the use of the Collateral, or any portion thereof, and any proceeds of such proceeds; and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

"Propeller" shall mean each aircraft propeller described in Schedule I hereto, and each of those propellers identified on Schedule I to any Supplement, (or, if any such propeller shall be replaced pursuant to this Agreement, then such replacement propeller) (each of which propellers is capable of absorbing 750 or more rated takeoff shaft horsepower), together with, in the case of each propeller referred to above, any and all Parts so long as the same shall be either incorporated or installed in or attached to such propeller or required to be subject to the Lien of this Agreement as provided in this Agreement, and all improvements and additions thereto, substitutions thereof and replacements thereto. Each such propeller shall constitute a "Propeller" for all purposes hereof whether or not from time to time installed on an Airframe or on any other airframe or located on the ground.

"Secured Creditors" shall have the meaning provided in the Preliminary Statements of this Agreement.

"Secured Debt Documents" shall mean and include each of the Loan Documents (including, without limitation, the Credit Agreement) and each of the Indenture Documents.

"Secured Obligations" shall mean each of the following:

(a)                the Debtor's and the other Borrower's full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise), and the due performance, of all Facility Obligations; and

(b)               the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all principal of, and interest on, the Indenture Debt, and the due performance of all other obligations of the Parent, either of the Borrowers, or any other Subsidiary arising under or in connection with the Indenture Documents; and

(c)                all obligations and liabilities of Debtor under this Agreement, the Credit Agreement, or any other Loan Document to which it is a party; and

(d)               all obligations and liabilities of Debtor under the Indenture Documents to which it is a party; and

(e)                all other obligations and liabilities owing by the Debtor, the other Borrower, the Parent, or any other Subsidiary to any of the Administrative Agent, the Collateral Agent, the Trustee, any Lender, or any Noteholder under this Agreement, the Credit Agreement or any other Loan Document, or the Indenture Documents (including, without limitation, indemnities, fees and other amounts payable thereunder); and

(f)                 the full and prompt payment when due of any and all Collateral Agent Expenses;

in all cases whether now existing, or hereafter incurred under, arising out of, or in connection with, this Agreement, the Credit Agreement, or any other Loan Document or the Indenture Documents, including any such interest or other amounts which, but for any automatic stay under Section 362(a) of the Bankruptcy Code, would become due. It is acknowledged and agreed that the term "Secured Obligations" shall include, without limitation, extensions of credit and issuances of securities of the types described above, whether outstanding on the date of this Agreement or extended or purchased from time to time after the date of this Agreement.

"Security Interest Termination Date" shall mean the date on which each of the following shall have occurred: (i) each and every Lender's Commitment under the Credit Agreement shall have been terminated; (ii) no Facility Note shall be outstanding; (iii) no Letter of Credit issued under or pursuant to the Credit Agreement shall be outstanding; (iv) no other amounts shall then be payable by the Debtor or the other Borrower to the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document; and (v) all Facility Obligations shall have been fully, finally, and indefeasibly paid or performed to the Administrative Agent's satisfaction, unless at such time (x) an Event of Default relating to a default in the payment when due of principal of or interest on the Indenture Debt, shall have occurred and be continuing; (y) the maturity of any portion of the Indenture Debt shall have been accelerated; and (z) the Collateral Agent shall have received written notice from any Noteholder or the Trustee to such effect.

"Supplement" shall mean each Supplemental Aircraft Chattel Mortgage substantially in the form of Exhibit B, attached hereto and made a part hereof, executed and delivered to the Administrative Agent from time to time by the Debtor and pursuant to which additional Collateral becomes subject to the Lien granted herein.

"Trustee" shall mean the trustee under the Indenture and includes its successors and assigns.

"UCC" shall mean the Uniform Commercial Code as enacted by the State of Georgia, as amended from time to time, and any and all terms used in this Agreement which are defined in the UCC shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the UCC.

"Wachovia" has the meaning given such term in the Preliminary Statements of this Agreement.

2.                  CREATION OF SECURITY INTEREST

2.1              Security Interest in Collateral. To secure prompt payment and performance of any and all Secured Obligations, Debtor hereby grants to the Collateral Agent, for the equal and ratable benefit of the Secured Creditors, a continuing, first priority security interest in and lien upon all of the following (collectively, the "Collateral"):

(a)                the Airframes;

(b)               the Engines;

(c)                the Propellers;

(d)               all Parts which are located on a Designated Location, including, without limitation, all Parts of the type described in Schedule II;

(e)                all Parts located at any location other than a Designated Location;

(f)                 all right, title and interest of Debtor in and to any lease, rental agreement, charter agreement, chattel paper, or other agreement(s) respecting any of the foregoing, including, but not limited to, Debtor's right to receive, either directly or indirectly, from any Person, any accounts, rents, or other payments due under such agreement(s) and Debtor's rights under any warranties relating to any Airframe, Engines, Propellers, or Parts;

(g)                any and all manuals, logbooks, flight records, maintenance records, and other books and records or information of Debtor relating to any Airframe, Engine, Propeller, or Part;

(h)                all other of the Debtor's general intangibles relating to or arising in connection with any Airframe, Engine, Propellers, or Parts; and

(i)                  all Proceeds and products of any and all of the foregoing.

The Collateral Agent's security interest in and lien upon the Collateral shall attach to all of the Collateral upon the execution and delivery of this Agreement, without further act being required on the part of either the Collateral Agent or Debtor. The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kinds, items, types and descriptions which are the subject of this Agreement and to which Debtor now has, or hereafter acquires, rights.

2.2              Security Instruments: Further Assurances. Debtor will perform, or will cause to be performed, upon the request of the Collateral Agent, each and all of the following:

(a)                Record, register and file this Agreement, as well as such notices, financing statements, Supplements, and/or other documents or instruments as may, from time to time, be requested by the Collateral Agent to fully carry out the intent of this Agreement, with the FAA in Oklahoma City, Oklahoma, United States of America (or at such other office as the FAA may designate), promptly after the execution and delivery of this Agreement or any Supplement, and such other administrations or governmental agencies, whether domestic or foreign, as may be determined by the Collateral Agent to be necessary or advisable in order to establish, confirm, maintain and/or perfect the security interest and Lien created hereunder, as a legal, valid, and binding, first priority security interest and Lien upon the Collateral;

(b)               Furnish to the Collateral Agent evidence of every such recording, registering and filing; and

(c)                Execute and deliver or perform, or cause to be executed and delivered or performed, such further and other instruments and/or acts as the Collateral Agent determines are necessary or required to fully carry out the intent and purpose of this Agreement or to subject the Collateral to the security interest and Lien created hereunder, including, without limitation: (i) any and all acts and things which may be reasonably requested by the Collateral Agent with respect to complying with or remaining subject to the Geneva Convention, the laws and regulations of the FAA, or the laws and regulations of any of the various states or countries in which the Collateral is or may fly over, operate in, or become located at; and (ii) defending the title of Debtor to the Collateral by means of negotiation and, if necessary, appropriate legal proceedings, against each and every party claiming an interest therein contrary or adverse to Debtor's title to same.

(d)               Upon (i) Debtor's acquiring rights in or to any airframe, engine, propeller, or "spare part" or "appliance" (as such terms are defined in 49 U.S.C. Sec. 40102(a)) which, at the time Debtor acquires such rights, is not Collateral hereunder, (ii) the replacement or substitution of any item of Collateral as described in Section 3.2, or (iii) the movement of any Collateral constituting Parts to a location which is not a Designated Location (except as may otherwise be allowed under this Agreement), the Debtor shall promptly notify the Administrative Agent of such event and execute and deliver to the Administrative Agent a Supplement in such form so as to provide, upon the filing thereof in the manner provided in this Section 2.2, for the Administrative Agent's having a first priority, perfected Lien in and to such additional asset or replacement item, or in and to any Parts kept at such new location.

2.3              Power of Attorney. Debtor hereby irrevocably appoints the Collateral Agent as its attorney‑in‑fact and agent with full power of substitution and re-substitution for Debtor and in its name to do, at the Collateral Agent's option, any one or more of the following acts, upon the occurrence of an Event of Default: (a) to receive, open and examine all mail addressed to Debtor and to retain any such mail relating to the Collateral and to return to Debtor only that mail which is not so related; (b) to endorse the name of the Debtor on any checks or other instruments or evidences of payment or other documents, drafts, or instruments arising in connection with or pertaining to the Collateral, to the extent that any such items come into the possession of the Collateral Agent; (c) to compromise, prosecute or defend any action, claim, or proceeding concerning the Collateral; (d) to do any and all acts which Debtor is obligated to do under this Agreement, the Credit Agreement or any other Loan Document, or the Indenture Documents; (e) to exercise such rights as Debtor might exercise relative to the Collateral, including, without limitation, the leasing, chartering, or other utilization thereof; (f) to give notice of the Collateral Agent's security interest in and Lien upon the Collateral, including, without limitation, notification to lessees and/or other account debtors of the Collateral Agent's security interest in the accounts, general intangibles, rents, and other payments due to Debtor relative to the Collateral, and the collection of any such rents or other payments; and (g) to execute in Debtor's name and file any notices, financing statements, and other documents or instruments the Collateral Agent determines are necessary or required to fully carry out the intent and purpose of this Agreement or to perfect the Collateral Agent's security interest and Lien in and upon the Collateral. Debtor hereby ratifies and approves all that the Collateral Agent shall do or cause to be done by virtue of the power of attorney granted in this Section 2.3 and agrees that neither the Collateral Agent, nor any of its employees, agents, officers, or its attorneys, will be liable for any acts or omissions or for any error of judgment or mistake of fact or law made while acting pursuant to the provisions of this Section 2.3 and in good faith. The appointment of the Collateral Agent as Debtor's attorney-in-fact, and each and every one of the Collateral Agent's rights and powers in connection therewith, being coupled with an interest, are and shall remain irrevocable until the Security Interest Termination Date.

3.                  REPRESENTATIONS, WARRANTIES, AND COVENANTS OF DEBTOR

Debtor represents and warrants and covenants as follows (without limiting any representation, warranty, or covenant relating to any of the following contained in any Loan Document or Indenture Document):

3.1              Compliance with Laws. Debtor will neither use the Collateral, nor permit the Collateral to be used, for any unlawful purpose or contrary to any statute, law, ordinance or regulation relating to the registration, use, operation or control of the Collateral. Debtor will comply with, or cause to be complied with, at all times and in all respects, all statutes, laws, ordinances and regulations of the United States (including, without limitation, the FAA) and of all other governmental, regulatory, or judicial bodies applicable to the use, operation, maintenance, overhauling, or condition of the Collateral, or any part thereof, and with all requirements under any licenses, permits, or certificates relating to the use or operation of the Collateral which are issued to Debtor or to any other Person having operational control of the Collateral; provided, however, that Debtor may, in good faith and by appropriate legal or other proceedings, contest the validity of any such statutes, laws, ordinances or regulations, or the requirements of any such licenses, permits, or certificates, and pending the determination of such contest may postpone compliance therewith, unless the rights of the Collateral Agent hereunder are or may be materially adversely affected thereby.

Without limiting the generality of the foregoing, Debtor agrees that at no time during the effectiveness of this Agreement shall the Collateral be operated in, located in, or relocated to, by Debtor or any other person or entity, any jurisdiction unless the Geneva Convention, together with the necessary enacting rules and regulations therefor (or some like treaty and regulations satisfactory to the Collateral Agent) shall be in effect in such jurisdiction and any notices, financing statements, documents, or instruments necessary or required, in the opinion of counsel for the Collateral Agent, to be filed in such jurisdiction shall have been filed and file stamped copies thereof shall have been furnished to the Collateral Agent. The foregoing authority to use the Collateral to the contrary notwithstanding, at no time shall the Collateral be operated in or over any area which may expose the Collateral Agent to any penalty, fine, sanction or other liability, whether civil or criminal, under any applicable law, rule, treaty or convention, nor may the Collateral be used in any manner which is or is declared to be illegal and which may thereby render the Collateral liable to confiscation, seizure, detention or destruction.

3.2              Maintenance and Repair.

(a)                During the effectiveness of this Agreement, Debtor shall, at its expense, do or cause to be done each and all of the following:

        (i)                  Maintain and keep the Collateral in as good condition and repair as it is on the date of this Agreement, ordinary wear and tear excepted;

        (ii)                Maintain and keep the Collateral in good order and repair and airworthy condition in accordance with the requirements of each of the manufacturers' manuals and mandatory service bulletins and each of the manufacturers' non-mandatory service bulletins which relate to airworthiness;

        (iii)               Replace in or on each Airframe, any and all Engines, Propellers, and Parts which may be worn out, lost, destroyed or otherwise rendered unfit for use;

        (iv)              Without limiting the foregoing, cause to be performed, on all Airframes, Engines, Propellers, and Parts all applicable mandatory Airworthiness Directives, Federal Aviation Regulations, Special Federal Aviation Regulations, and manufacturers' service bulletins relating to airworthiness, the compliance date of which shall occur during the term of this Agreement;

(b)               Debtor shall be responsible for all required inspections of the Airframes, Engines, Propellers, and Parts and licensing or re‑licensing of the same in accordance with all applicable FAA and other governmental requirements. Debtor shall at all times cause each Airframe to have, on board and in a conspicuous location, a current Certificate of Airworthiness issued by the FAA.

(c)                All inspections, maintenance, modifications, repairs, and overhauls of any Airframe, Engine, Propeller, or Parts shall be performed by personnel authorized by the FAA to perform such services.

(d)               If any item of Collateral shall reach such a condition as to require overhaul, repair or replacement, for any cause whatever, in order to comply with the standards for maintenance and other provisions set forth in this Agreement, Debtor may:

        (i)                  Replace such unsatisfactory item with an item of substantially the same type in temporary replacement of such unsatisfactory item, pending overhaul or repair of the unsatisfactory item; provided, however, that such replacement items must be in such a condition as to be permissible for use in accordance with the standards for maintenance and other provisions set forth in this Agreement; provided further, however, that Debtor must, at all times, retain unencumbered title to any and all items temporarily replaced; or

        (ii)                Install an item of substantially the same type in permanent replacement of such unsatisfactory item; provided, however, that such replacement items must be in such condition as to be permissible for use in accordance with the standards for maintenance and other provisions set forth in this Agreement; provided further, however, that Debtor must first comply with each of the requirements of subsection (e) set out below.

 (e)                In the event that during the effectiveness of this Agreement, Debtor shall be required or permitted to permanently replace an unsatisfactory item of Collateral, Debtor may do so provided that, in addition to any other requirements provided for in this Agreement and subject to the terms of the Loan Documents and Indenture Documents regarding the disposition, maintenance, or sale of the Debtor's assets:

        (i)                  The Collateral Agent is not divested of its security interest in and Lien upon any unsatisfactory item and that no such unsatisfactory item shall be or become subject to the Lien of any Person, unless and until such item is replaced by an item of the type and condition required by this Agreement, title to which is validly vested in Debtor, free and clear of any Liens, of any kind or nature, of any Person other than the Collateral Agent, and if requested by the Collateral Agent, the Debtor executes and delivers a Supplement covering such replacement item;

        (ii)                Debtor's title to every replacement item shall immediately be and become subject to the first priority security interest and Lien of the Collateral Agent, either by virtue of this Agreement or any Supplement delivered pursuant hereto, and each of the provisions of this Agreement, and each such replacement item shall remain so encumbered and so subject unless it is, in turn, replaced by a substitute item in the manner permitted herein;

        (iii)               The Collateral Agent's Lien on an unsatisfactory item shall be subject to release by the Collateral Agent only if (A) such unsatisfactory item is replaced in accordance with the requirements of this Agreement and (B) the replacement item satisfies the requirements of this Agreement, including the terms and conditions of subsections (i) and (ii) hereinabove.

(f)                 In the event that any Engine, Propeller, or Part is installed upon an Airframe, and is not in substitution for or in replacement of an existing item, such additional item shall be considered as an accession to the Airframe, and, if requested by the Collateral Agent, the Debtor shall execute and deliver a Supplement covering such additional item.

(g)                Until the Security Interest Termination Date, cause to be affixed at all times to each Engine and Propeller in a conspicuous, safe location and cause to be displayed at all times in the cockpit of each Airframe adjacent to the certificate of airworthiness displayed therein, a metal nameplate in form satisfactory to the Collateral Agent bearing substantially the following inscription (or such other subscription which the Collateral Agent shall approve): "MORTGAGED TO WACHOVIA BANK, N.A., AS COLLATERAL AGENT."

3.3              Insurance.

(a)                Debtor will at all times, at its own cost and expense, maintain, or cause to be maintained, a policy or policies of insurance with respect to the Collateral, in accordance with the provisions of Section 6.08 of the Credit Agreement.

(b)               Debtor shall not use or permit the Collateral to be used in any manner or for any purpose excepted from or contrary to the requirements of any insurance policy or policies required to be carried and maintained under the Credit Agreement or for any purpose excepted or exempted from or contrary to said insurance policies, and do any other act or permit anything to be done which could reasonably be expected to invalidate or limit any such insurance policy or policies.

3.4              Chief Executive Office. Debtor represents that its chief executive office is located at the address indicated on its Information Disclosure Certificate and agrees that such chief executive office will not be changed until (a) it shall have given to the Collateral Agent not less than 30 days' prior written notice of its intention to do so, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may request, and (ii) with respect to such new location, it shall have taken all action, satisfactory to the Collateral Agent, to maintain the first priority security interest of the Collateral Agent in the Collateral intended to be granted hereby, at all times fully perfected and in full force and effect.

3.5              Further Representations, Warranties, and Covenants. Debtor further represents, warrants, and covenants with the Collateral Agent as follows (without limiting any representation, warranty, or covenant relating to any of the following contained in any Loan Document or Indenture Document):

(a)                Debtor shall pay, or cause to be paid, when due all taxes, assessments, charges (including license and registration fees and all taxes, levies, imposts, duties, charges or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon) imposed upon Debtor by any federal, state or local government or taxing authority upon or with respect to the Collateral or any portion thereof, or upon the purchase, ownership, delivery, leasing, possession, use, operation, return or other disposition thereof, or upon the rentals, receipts or earnings arising therefrom, or upon or with respect to this Agreement, or any of the other agreements relating hereto, excepting from such requirements any taxes or charges which are based on, or measured by, the net income of the Collateral Agent;

(b)               Debtor shall, on demand by the Collateral Agent, and at Debtor's sole cost and expense, cause the Collateral (including the logs, books, manuals, and records comprising the Collateral) to be exhibited to the Collateral Agent (or persons designated by the Collateral Agent) for purposes of inspection and copying;

(c)                Except as may otherwise be permitted under the Loan Document and the Indenture Documents, Debtor is the registered owner of the Airframes and owner of the Engines, the Propellers, and the Parts, and will be the registered owner of any Airframes and owner of the Engines, Propellers, and Parts listed on any Supplement from time to time delivered hereunder, pursuant to proper registration under the Act, as amended, as required for each such item of Collateral, and Debtor qualifies in all respects as a "citizen" of the United States as defined in the Act.

(d)               Debtor shall keep accurate and complete logs, manuals, books, and records relating to the Collateral, and provide, at Debtor's sole cost and expense, the Collateral Agent with copies of reports and information relating to the Collateral as the Collateral Agent may require from time to time;

(e)                Debtor shall not sell or otherwise dispose of or transfer the Collateral, or any right or interest of Debtor therein, except as permitted, and on the terms set forth, herein and in the Credit Agreement. Debtor shall not locate any of the Collateral constituting Parts at any location other than at a Designated Location, unless (i) such Part shall have been installed on or incorporated into an Airframe, Engine, or Propeller and (ii) the Collateral Agent shall continue to have a first priority, perfected Lien in such Part as so installed or incorporated.

(f)                 Debtor shall not suffer or permit any Lien other than Permitted Encumbrances to attach to or exist relative to the Collateral, whether voluntarily or involuntarily, and whether by issuance of judicial process, levy or otherwise, until the Security Interest Termination Date.

(g)                Debtor shall promptly give the Collateral Agent notice of any Default or Event of Default or event which, after notice or lapse of time or both, would constitute an Event of Default hereunder;

(h)                Debtor shall indemnify each of the Secured Parties and their respective agents, representatives, officers, directors, and employees and hold each of them harmless from and against all liabilities, claims and/or demands arising from any cause whatsoever, including the doctrine of strict liability, in connection with this Agreement or such Person's rights herein or in the Collateral and/or the use, sale, operation or possession of the Collateral.

(i)                  Debtor certifies that it is an air carrier certified under 49 U.S.C. Sec. 44705 and that the Parts are maintained by or on behalf of the Debtor at the Designated Locations.

4.                  EVENTS OF DEFAULT AND REMEDIES

4.1              Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Agreement:

(a)                The occurrence of any "Event of Default" under the Credit Agreement, the pertinent provisions of which are attached hereto as Exhibit A;

(b)               Debtor shall fail to perform, keep, or observe any of the Secured Obligations;

(c)                If any representation, statement, report, or certificate made or delivered by Debtor, or any of its officers, employees or agents, to the Collateral Agent is not true and correct when made;

(d)               If there is a material impairment of the value of, or the loss of the priority of the Collateral Agent's security interests in, the Collateral;

(e)                If all or any of the Collateral is attached, seized, subjected to a writ or distress warrant, or are levied upon, or comes into the possession of any Judicial Officer or Assignee; or

(f)                 If a judgment or other claim becomes a Lien upon all or any of the Collateral.

4.2              Remedies Upon Default. If an Event of Default shall occur and be continuing, the Collateral Agent may (or, if directed to do so in writing by the Required Lenders, shall) without notice of any kind to Debtor to the extent permitted by law, carry out or enforce the actions or remedies provided in this Section 4 or elsewhere in this Agreement or otherwise available to a secured party under the UCC or other applicable Uniform Commercial Code as in effect at the time in any applicable jurisdiction.

4.3              Possession of Aircraft. The Collateral Agent may, without notice, take possession of all or any part of the Collateral and may exclude Debtor, and all persons claiming under the Debtor, wholly or partly therefrom. At the request of the Collateral Agent, Debtor shall promptly deliver or cause to be delivered to the Collateral Agent or whosoever the Collateral Agent shall designate, at such time or times and place or places as the Collateral Agent may specify, and fly or cause to be flown to such airport or airports in the United States as the Collateral Agent may specify, without risk or expense to the Collateral Agent or any Secured Creditor, all or any part of the Collateral. In addition, Debtor will provide, without cost or expense to the Collateral Agent, storage facilities for such Collateral. If Debtor shall for any reason fail to deliver such Collateral or any part thereof after demand by the Collateral Agent, the Collateral Agent may, without being responsible for loss or damage, (i) obtain a judgment conferring on the Collateral Agent the right to immediate possession or requiring Debtor to deliver immediate possession of all or part of such Collateral to the Collateral Agent, to the entry of which judgment Debtor hereby specifically consents, or (ii) with or, to the fullest extent provided by law, without such judgment, pursue all or part of such Collateral wherever it may be found and may enter any of the premises of Debtor where such Collateral may be and search for such Collateral and take possession of and remove the same. Debtor agrees to pay to the Collateral Agent, upon demand, all expenses incurred in taking any such action; and all such expenses shall, until paid, be secured by the Lien of this Agreement. Upon every such taking of possession, the Collateral Agent may, from time to time, make all such reasonable expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral, as it may deem proper.

4.4              Receiver. The Collateral Agent shall be entitled, as a matter of right as against Debtor, without notice or demand and without regard to the adequacy of the security for the Secured Obligations by virtue of this Agreement or any other collateral or to the solvency of Debtor, upon the commencement of judicial proceedings by it to enforce any right under this Agreement, to the appointment of a receiver of all or any part of the Collateral and of the Proceeds.

4.5              Sale and Suits for Enforcement.

(a)                The Collateral Agent, with or without taking possession of the Collateral may, without notice,

        (i)                  to the extent permitted by law, sell at one or more sales, as an entirety or in separate lots or parcels, all or any part of the Collateral, at public or private sale, at such place or places and at such time or times and upon such terms, including terms of credit (which may include the retention of title by the Collateral Agent to the property so sold), as the Collateral Agent may determine, whether or not such Collateral shall be at the place of sale; and

        (ii)                proceed to protect and enforce its rights and the rights of the Secured Creditors under this Agreement by suit, whether for specific performance of any covenant herein contained or in aid of the exercise of any power herein granted or for the foreclosure of this Agreement and the sale of the Collateral under the judgment or decree of a court of competent jurisdiction or for the enforcement of any other right.

(b)               At any public sale of the Collateral or any part thereof the Collateral Agent pursuant to paragraph (a)(i) above, the Collateral Agent may consider and accept bids requiring the extension of credit to the bidder and may determine in its sole discretion the highest bidder at such sale, whether or not the bid of such bidder shall be solely for cash or shall require the extension of credit.

(c)                Subject to the requirements of any law or order of court applicable thereto, notice of any sale under paragraph (a)(i) above shall contain a brief description of the property to be sold, shall state, in the case of a public sale, the time when and the place where the same is to be made and shall briefly describe any terms or conditions of sale, or shall state, if the sale is not to be public, the price to be received for the property to be sold and if such price is not to be paid entirely in cash shall briefly describe the terms and conditions of sale. Any such notice of public sale shall be sufficiently given if published once in each of any two successive weeks in a daily newspaper published in the Borough of Manhattan in The City of New York.

(d)               The Collateral Agent, to the extent permitted by law, may from time to time adjourn any sale under paragraph (a)(i) above by announcement at the time and place appointed for such sale or for any adjournment thereof; and without further notice or publication, except as may be required by law, such sale may be made at the time and place to which the same shall have been so adjourned.

(e)                Upon the completion of any sale under paragraph (a)(i) above, full title and right of possession to the Collateral so sold shall (subject to any retention of title by the Collateral Agent as part of the terms of such sale) pass to the accepted purchaser forthwith upon the completion of such sale, and Debtor shall deliver, in accordance with the instructions of the Collateral Agent (including flying any Collateral or causing the same to be flown to such airports in the United States as the Collateral Agent may specify), such Collateral so sold. If Debtor shall for any reason fail to deliver such Collateral, the Collateral Agent shall have all of the rights granted by Section 4.03 hereof. The Collateral Agent is hereby irrevocably appointed the true and lawful attorney of Debtor, in its name and stead, to make all necessary conveyances of the Collateral so sold. Nevertheless, if so requested by the Collateral Agent or by any purchaser, Debtor shall confirm any such sale or conveyance by executing and delivering all proper instruments of conveyance or releases as may be designated in any such request.

4.6              Waiver. Except as otherwise provided in this Agreement, DEBTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT'S TAKING POSSESSION OR THE COLLATERAL AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE ASSIGNOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE, and Debtor hereby further waives, to the extent permitted by law:

(i)                  all damages occasioned by such taking of possession except any damages which are the direct result of the Collateral Agent's gross negligence or willful misconduct;

(ii)                all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent's rights hereunder; and

(iii)               all rights of redemption, appraisement, valuation, stay, extension, moratorium, or redemption law now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and Debtor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of Debtor therein and thereto, and shall be a perpetual bar both at law and in equity against the Debtor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under Debtor.

4.7              Application of Proceeds.

(a)                The Proceeds actually collected by the Collateral Agent as a result of the exercise of any of the rights, powers and remedies of the Collateral Agent herein granted, shall be applied as follows:

        (i)                  First, to the payment or reimbursement of all Collateral Agent Expenses, to the extent such costs and expenses have not been indefeasibly paid or reimbursed by Debtor or some other Person on behalf of Debtor;

        (ii)                Second, subject to Section 4.7(b) and until all Secured Obligations owed to the Secured Creditors have been fully, finally, and indefeasibly paid or performed, each Lender's Commitment has been terminated, and the Letter of Facility Obligations have been reduced to zero, on a pari passu basis without any preference or priority to the Noteholders or the Lenders, to the Trustee, in an amount equal to the Noteholders' Percentage of such Proceeds, and to the Administrative Agent, in an amount equal to the Lenders' Percentage of such Proceeds, for distribution by the Trustee under the Indenture Documents and by the Administrative Agent under the Loan Documents;

        (iii)               Finally, to the Debtor or such other Person or Persons as shall be lawfully entitled thereto.

(b)               The amount of any Proceeds distributed to the Administrative Agent on account of any Outstanding Letter of Credit Exposure shall be held by the Administrative Agent and deposited by the Administrative Agent in a special interest bearing account (the "Letter of Credit Reserve Account") under the sole dominion and control of the Administrative Agent, and shall be applied and distributed to the appropriate Issuer of the applicable Letter of Credit if and to the extent that such Letter of Credit is honored. If such Letter of Credit is not drawn upon, or is not fully drawn upon, the balance of the funds in the Letter of Credit Reserve Account attributable to such Letter of Credit shall be distributed to the Secured Creditors pursuant to clause (ii) of Section 4.7(a) hereof.

(c)                Notwithstanding Section 4.7(a),

        (i)                  if any payment by the Collateral Agent to a Secured Creditor pursuant to Section 4.7(a) would cause any amount recovered by the Collateral Agent from or in respect of the Collateral to be invalidated, declared fraudulent or preferential, set aside or required to be repaid, returned or restored to a trustee, receiver, or any other Person under any bankruptcy, reorganization, insolvency, or liquidation statute, state or federal law, common law or equitable cause (an "Avoided Payment"), such Secured Creditor shall not participate in the distribution of any portion of the Avoided Payment; instead the Avoided Payment shall be distributable to the Trustee and Administrative Agent pro rata in accordance with Section 4.7(a)(ii), for the benefit of the remaining Secured Creditors as to whom no such repayment, return or restoration would be applicable;

        (ii)                the Collateral Agent may condition a payment to the Trustee or the Administrative Agent on behalf of a Secured Creditor pursuant to Section 4.7(a) on the specific condition that, in the event such amount is subsequently determined to be an Avoided Payment, such Secured Creditor will be required, upon written demand, to return promptly to the Collateral Agent all or its ratable part, as the case may be, of the Avoided Payment (and any interest thereon to the extent the same is required to be paid in respect of the return or restoration of the Avoided Payment), for distribution pro rata in accordance with Section 4.7(a)(ii) to the remaining Secured Creditors as to whom no such repayment, return or restoration would be applicable, or to the applicable obligor, as the case may be; and

        (iii)               the Collateral Agent, in making any payments to the Trustee and the Administrative Agent on behalf of the Secured Creditors under Section 4.7(a), may require the Secured Creditors to agree that if any amounts are not distributed to a particular Secured Creditor pursuant to clause (i) above or are returned by a Secured Creditor under clause (ii) above, the Secured Creditors will make such adjustments or arrangements among themselves, whether by purchasing undivided interests in the Secured Obligations or otherwise, in order to equitably adjust for any non-pro rata distribution under clause (i) above and/or the return of all or part of any payment or amount under clause (ii) above, and to give effect to the intended equal and ratable benefits of this Agreement as security for the Secured Obligations.

(d)               All payments required to be made to (i) the Lenders hereunder shall be made to the Administrative Agent on behalf of and for the account of the respective Lenders, and (ii) the Noteholders hereunder shall be made to the Trustee on behalf of and for the account of the Noteholders.

(e)                For purposes of applying payments received in accordance with this Section 4.7, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent for a determination (which the Administrative Agent agrees to provide upon request by the Collateral Agent) of the outstanding Facility Principal Obligations, and (ii) the Trustee for determinations of the outstanding Indenture Principal Obligations owed to the Noteholders.

(f)                 It is understood and agreed that Debtor shall remain liable to the extent of any deficiency between (i) the amount of the proceeds of the Collateral applied pursuant to Section 4.7(a) and (ii) the aggregate outstanding amount of the Secured Obligations.

4.8              Right of Set-off. Debtor agrees that the Collateral Agent may exercise a right of set‑off with respect to any amounts owed to the Collateral Agent in the same manner as if the amounts owed were unsecured hereby.

4.9              Exercise of Remedies. Each right, power and remedy herein granted the Collateral Agent is cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing under or by virtue of the provisions of any other agreement between Debtor and the Collateral Agent or in equity, at law or by virtue of statute or otherwise. No failure to exercise, and no delay in exercising, any right, power or remedy held by the Collateral Agent hereunder or otherwise, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy held hereunder or otherwise, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

4.10          Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case Debtor, the Collateral Agent and each holder of any of the Secured Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

4.11          Collateral Agent to Act on Behalf of Secured Creditors. No Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised only by the Collateral Agent, for the benefit of the Secured Creditors, by itself or upon instructions from the Required Lenders, and the Secured Creditors agree by their acceptance of any of the benefits or Proceeds hereof that this Agreement may be enforced on their behalf only by the action of the Collateral Agent, acting in accordance with the terms of this Agreement.

4.12          Separate Actions. A separate action or actions may be brought and prosecuted against the Debtor whether or not action is brought against either of the Borrowers or any guarantor of any of the Secured Obligations, and whether or not any other guarantor or either of the Borrowers be joined in any such action or actions.

4.13          Termination. Upon the Security Interest Termination Date, the security interest and Lien of the Collateral Agent in the Collateral shall thereupon terminate. In any such case, the Collateral Agent shall, upon the request of Debtor, execute and deliver to Debtor proper instruments acknowledging the termination of the security interest and Liens.

5.                  MISCELLANEOUS PROVISIONS

5.1              Successors and Assigns. All the covenants, promises, stipulations and agreements contained herein shall bind each party and its successors and assigns, and shall inure to the benefit of the other party and its respective successors and assigns.

5.2              Entire Agreement. This Agreement, together with the exhibits, Supplements, schedules, and other agreements referred to herein, constitutes the entire understanding between the parties with respect to the subject matter hereof. All prior agreements, understandings, representations, warranties and negotiations, if any, are merged into this Agreement, and this Agreement is the entire agreement between Debtor and the Collateral Agent relating to the subject matter hereof. This Agreement may be amended only by a writing signed by all parties hereto.

5.3              Captions. Captions to the Articles and Sections of this Agreement are for the convenience of the parties, are not a part of this Agreement, and shall not be used for the interpretation of any provision hereof.

5.4              Notices. Any notice given with respect to this Agreement may be personally served or given in writing by depositing such notice in the United States mail, first class postage prepaid, or by telex or telegram, charges prepaid, addressed to the parties (a) for Debtor, at the address set forth next to its signature below and (b) for the Collateral Agent, at the address set forth next to its signature below, or at such other address as a party may from time to time designate by written notice to the other.

5.5              Severability. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision hereof.

5.6              Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

5.7              Waiver of Jury Trial and Jurisdiction.

THE COLLATERAL AGENT, THE DEBTOR, AND EACH OF THE NOTEHOLDERS AND LENDERS WHICH ACCEPTS ANY PROCEEDS DISTRIBUTED PURSUANT TO THIS AGREEMENT, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OTHER COLLATERAL DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, (B) SUBMITS TO THE NONEXCLUSIVE PERSONAL JURISDICTION IN THE STATE OF GEORGIA, THE COURTS THEREOF AND THE UNITED STATES DISTRICT COURTS SITTING THEREIN, FOR THE ENFORCEMENT OF THIS AGREEMENT AND THE OTHER COLLATERAL DOCUMENTS, (C) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY JURISDICTION TO OBJECT ON ANY BASIS (INCLUDING, WITHOUT LIMITATION, INCONVENIENCE OF FORUM) TO JURISDICTION OR VENUE WITHIN THE STATE OF GEORGIA FOR THE PURPOSE OF LITIGATION TO ENFORCE THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, AND (D) AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN THE MANNER PRESCRIBED IN SECTION 5.4 FOR THE GIVING OF NOTICE TO THE DEBTOR. NOTHING HEREIN CONTAINED, HOWEVER, SHALL PREVENT THE COLLATERAL AGENT FROM BRINGING ANY ACTION OR EXERCISING ANY RIGHTS AGAINST THE COLLATERAL, AGAINST DEBTOR PERSONALLY, OR AGAINST ANY ASSETS OF DEBTOR, WITHIN ANY OTHER STATE OR JURISDICTION.

[SIGNATURES CONTAINED ON NEXT PAGE]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered under seal, by their duly authorized officers, as of the day and year first written above.

DEBTOR:(SEAL)

ABX AIR, INC., a Delaware corporation

By: /s/Joe Hete

Title: _President and COO____

Address for Notices

3101 Western Avenue

Seattle, Washington 98121

Attention: Chief Financial Officer and General Counsel

CFO Telecopier number: 206-281-1444

Confirmation number: 206-281-1003

GC Telecopier number: 206-281-1444

Confirmation number: 206-281-1005

COLLATERAL AGENT:

WACHOVIA BANK, N.A.(SEAL)

By:/s/ Howard Kim

Title:__Senior Vice President______

Address for Notices:

191 Peachtree Street, N.E.

Atlanta, Georgia 30303-1757

Attention: Syndications Group

Telecopier number: 404-332-1394

Confirmation number: 404-332-6971

SCHEDULE I

TO

AIRCRAFT CHATTEL MORTGAGE

LISTING OF AIRFRAMES, ENGINES, AND PROPELLERS

[Add the following language as applicable:]

[ENGINES: "Each of which Engines has 750 or more rated takeoff horsepower or the equivalent therof."]

[PROPELLERS: "Each of which Propellers is capable of absorbing 750 or more rated takeoff shaft horsepower."]

SCHEDULE II

TO

AIRCRAFT CHATTEL MORTGAGE, SECURITY AGREEMENT, AND ASSIGNMENT OF RENTS

PARTS TYPE DESCRIPTION

All Parts used on or in, or maintained for use on or in, any of the following types of aircraft and engines:

[INSERT LIST OF EACH TYPE OF AIRCRAFT ABX HAS]

[INSERT LIST OF EACH TYPE OF ENGINE ABX HAS]

DESIGNATED LOCATIONS

[INSERT DESCRIPTION FOR EACH LOCATION WHERE ABX HOLDS PARTS]

145 Hunter Drive, Wilmington, Ohio 45177, or on any parcel of real property owned by Airborne, Inc., or any of its subsidiaries, which parcel forms a part of the airport facility commonly referred to as "Wilmington Air Park" in or near Wilmington, Ohio, in the County of Clinton, Ohio.

EXHIBIT A

TO

AIRCRAFT CHATTEL MORTGAGE, SECURITY AGREEMENT, AND ASSIGNMENT OF RENTS

PERTINENT PROVISIONS OF THE CREDIT AGREEMENT

EXHIBIT B
to
Aircraft Chattel Mortgage, Security Agreement, and
Assignment of Rents

SUPPLEMENTAL AIRCRAFT CHATTEL MORTGAGE NO. [____]

SUPPLEMENTAL AIRCRAFT CHATTEL MORTGAGE dated as of [_______________ __], 20[__], by [_________________], a [____________] (together with its successors and assigns, the "Debtor"), and WACHOVIA BANK, N.A., a national banking association, as collateral agent (herein, together with its successors and assigns in such capacity, the "Collateral Agent"), for the benefit of the Secured Creditors as defined and referred to in the Aircraft Chattel Mortgage referred to below.

WHEREAS, the Debtor has heretofore executed and delivered to the Collateral Agent an Aircraft Chattel Mortgage, Security Agreement, and Assignment of Rents dated [_______ __], 2001, (as amended, modified, or supplemented from time to time, the "Aircraft Chattel Mortgage"), covering certain Airframes, Engines, Propellers, and Parts of the Debtor (terms used in this instrument having the meanings assigned thereto in the Aircraft Chattel Mortgage):

WHEREAS, the Aircraft Chattel Mortgage has been duly recorded with the FAA at Oklahoma City, Oklahoma on [___________ __], 2001, as Conveyance No.[___] pursuant to the Act;

WHEREAS, this Supplemental Aircraft Chattel Mortgage relates to the Airframes, Engines, Propellers, and Parts described in Schedule I hereto;

WHEREAS, each of the Engines described on Schedule I hereto has 750 or more rated takeoff horsepower or the equivalent thereof, and each of the Propellers described on Schedule I hereto is capable of absorbing 750 or more rated takeoff shaft horsepower; and

WHEREAS, the Aircraft Chattel Mortgage provides for the execution and delivery from time to time of Supplemental Aircraft Chattel Mortgages, each substantially in the form hereof, for the purpose of subjecting additional Airframes, Engines, Propellers, and Parts to the Lien of the Aircraft Chattel Mortgage;

NOW, THEREFORE, as contemplated by the Aircraft Chattel Mortgage, the Debtor hereby grants to the Collateral Agent, for the equal and ratable benefit of the Secured Creditors, a security interest in the property described in Schedule I hereto as security for the due and prompt payment of the Secured Obligations.

This Supplemental Aircraft Chattel Mortgage shall be construed as supplemental to the Aircraft Chattel Mortgage and shall form a part thereof; and the Aircraft Chattel Mortgage is hereby incorporated by reference herein to the same extent as if fully set forth herein and is hereby ratified, approved and confirmed in all respects.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Aircraft Chattel Mortgage to be duly executed under seal, as of the day and year first above written.

DEBTOR:(SEAL) [] By: Title: _______________________________ COLLATERAL AGENT: WACHOVIA BANK, N.A. By: Title:_______________________________

SCHEDULE I
TO
SUPPLEMENTAL AIRCRAFT CHATTEL MORTGAGE

[The same type of information should be inserted

herein as is described in brackets in

Schedule I to the Aircraft Chattel Mortgage, including each of the following clauses, to the extent applicable:

[ENGINES: "Each of which Engines has 750 or more rated takeoff horsepower or the equivalent therof."]

[PROPELLERS: "Each of which Propellers is capable of absorbing 750 or more rated takeoff shaft horsepower."]